Exhibit 99.1

News Release
Contact: Michael Stivala
Chief Financial Officer
P.O. Box 206, Whippany, NJ 07981-0206
Phone: 973-503-9252

FOR IMMEDIATE RELEASE
Suburban Propane Partners, L.P. Declares
Quarterly Distribution of $0.8525 per Common Unit
Whippany, New Jersey, October 20, 2011 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, today announced that its Board of Supervisors declared a quarterly distribution of $0.8525 per Common Unit for the three months ended September 24, 2011. This quarterly distribution rate equates to an annualized rate of $3.41 per Common Unit. The distribution is payable on November 8, 2011 to Common Unitholders of record as of November 1, 2011.
Nominees are hereby notified that there is a withholding requirement of 35% for foreign partners from the $0.8525 per unit cash distribution under Section 1446 of the Internal Revenue Code.
Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 750,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.
###